       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 1998
                                                  REGISTRATION NO. 333- ________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          ----------------------------
                              DATA DIMENSIONS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

               DELAWARE                                                                060852458
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification Number)

  411-108th Avenue N.E., Suite 2100, Bellevue, Washington 98004 (425) 688-1000
   (Address and telephone number of registrant's principal executive offices)
                                ----------------
             Larry W. Martin, Chief Executive Officer and President
                              DATA DIMENSIONS, INC.
  411-108thAvenue N.E., Suite 2100, Bellevue, Washington 98004 (425) 688-1000
           (Name, address and telephone number of agent for service)
                                ----------------
                                   Copies to:
                               Bruce A. Robertson
                            Garvey, Schubert & Barer
                         1191 Second Avenue, 18th Floor
                             Seattle, WA 98101-2939
                         -------------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Selling Shareholder.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement or the earlier effective registration statement for the same offering: [ ]

        If delivery of this Prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE


=============================================================================================================
     TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO    PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
             TO BE REGISTERED                  BE      OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
                                           REGISTERED       SHARE(1)             PRICE(1)             FEE
                                           ----------      ---------            ---------             ---
Common Stock, $.001 par value............   539,892        $ 16.0625          $ 8,672,015.25       $2,559.00
TOTAL........................................................................................      $2,559.00
=============================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


                 The Index to Exhibits is located at Page III-1

PROSPECTUS

                              DATA DIMENSIONS, INC.

                539,892 SHARES OF COMMON STOCK ($.001 PAR VALUE)

        This Prospectus relates to 539,892 shares of Common Stock, $.001 par value (the "Shares"), of Data Dimensions, Inc. (the "Company"), all or part of which may be offered from time to time by Eugene M. Stabile, the current holder of the Shares (the "Selling Shareholder"). All of the Shares that may be offered hereunder are to be sold for the Selling Shareholder's account, and the Company will not receive any of the proceeds from such sale or sales.

        The Company issued all of the Shares to the Selling Shareholder as consideration for the Company's acquisition of Pyramid Information Services, Inc. ("Pyramid") through the merger of DP Acquisition Corporation, a wholly-owned subsidiary of the Company, with and into Pyramid. The Company completed its acquisition of Pyramid in November 1997 and subsequently changed Pyramid's name to Data Dimensions Information Services, Inc. ("DDIS"). The Company's issuance of the Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the exemption set forth in Section 4(2) thereof. The Company is now registering the Shares in accordance with the terms of that certain Investment Agreement, dated November 6, 1997, entered into between the Company and the Selling Shareholder in connection with the Company's acquisition of Pyramid. The Company has agreed to bear all of the expenses in connection with the registration and sale of the Shares (other than discounts and commissions paid to broker-dealers). See "SELLING SHAREHOLDER" and "PLAN OF DISTRIBUTION."

        The Company's Common Stock is listed on the NASDAQ National Market under the symbol "DDIM." On May 6, 1998, the last reported sale price of the Company's Common Stock as reported on the NASDAQ National Market was $16.00 per share.

        THE PURCHASE OF THE SHARES INVOLVES CERTAIN MATERIAL RISKS. SEE "RISK FACTORS" ON PAGE 3 HEREOF FOR INFORMATION THAT PROSPECTIVE INVESTORS SHOULD CONSIDER.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES COVERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT BE LAWFULLY MADE.

                   THE DATE OF THIS PROSPECTUS IS MAY 8, 1998.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address of the World Wide Web Site is http://www.sec.gov. The Company's Common Stock is listed for quotation on the NASDAQ National Market. Reports, proxy statements, and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

        The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares. This Prospectus, which constitutes part of the Registration Statement, relates only to the Shares and does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are necessarily summaries of such documents, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement for a more complete description of the matters involved. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

        The Company will provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Data Dimensions, Inc., Attention: Chief Financial Officer, 411-108th Avenue N.E., Suite 2100, Bellevue, Washington 98004, telephone number (425) 688-1000.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents have been filed by the Company with the Commission pursuant to the Exchange Act and are incorporated by reference in this Prospectus:

        1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 (the "1997 Annual Report") as filed with the Commission on March 31, 1998;

        2. The portions of the Company's Proxy Statement for the 1998 Annual Meeting of Shareholders, to be held on May 18, 1998, that have been incorporated by reference in the 1997 Annual Report;

        3. The audited financial statements of Pyramid Information Services, Inc. included as Item 7(a) of the Company's October 30, 1997, Current Report on Form 8-K; and

        4. The description of the Company's Common Stock contained in the Registration Statement on Form SB-2 (Reg. No. 333-841) filed with the Commission on February 9, 1996, including all amendments and reports filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment, which indicates that the Shares offered hereby have been sold or which deregister the Shares covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents.

        Any statement contained in this Prospectus or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in the Registration Statement and this Prospectus or any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  RISK FACTORS

        THE SHARES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. IN DECIDING WHETHER TO PURCHASE ANY OF THE SHARES, PROSPECTIVE INVESTORS SHOULD CONSIDER, INDIVIDUALLY AND AS A WHOLE, ALL OF THE RISK FACTORS AND RELATED INFORMATION DESCRIBED IN THE COMPANY'S 1997 ANNUAL REPORT, SPECIFICALLY INCLUDING, BUT NOT LIMITED TO, THE SECTIONS ENTITLED "FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS" ON PAGE 10 THEREOF, AND "OUTLOOK - ISSUES AND UNCERTAINTIES" ON PAGES 14-15 THEREOF. THE ENTIRE 1997 ANNUAL REPORT IS INCORPORATED INTO THIS PROSPECTUS BY REFERENCE. SEE "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" ON PAGE 2 HEREOF.

        IN ADDITION, PROSPECTIVE INVESTORS ARE ADVISED THAT THE SHARES OFFERED HEREUNDER CONSTITUTE APPROXIMATELY 4.2% OF THE TOTAL ISSUED AND OUTSTANDING COMMON STOCK OF THE COMPANY. THE COMPANY CANNOT PREDICT WHAT EFFECT, IF ANY, THAT OFFERS OR SALES OF ALL OR PART OF THE SHARES WILL HAVE ON THE PREVAILING MARKET PRICE FOR THE COMPANY'S COMMON STOCK. OFFERS OR SALES OF SIGNIFICANT QUANTITIES OF THE COMPANY'S COMMON STOCK, OR THE PERCEPTION THAT SUCH SALES MAY OCCUR OR HAVE OCCURRED, COULD ADVERSELY AFFECT THE PREVAILING MARKET PRICE FOR THE COMPANY'S COMMON STOCK.

                                   THE COMPANY

        The Company provides high quality knowledge-based and tool-assisted millennium consulting services. The Company's millennium consulting services are based on its proprietary millennium consulting process (the "Millennium Process"). This process consists of a documented set of procedures for resolving the widespread problems caused by the inability of certain computer systems to properly interpret dates for the year 2000 and beyond. Data Dimensions began providing millennium consulting services in 1991 and has specialized in this service since 1993. The Company's clients consist primarily of large business and governmental organizations. The Company was incorporated under Delaware law in 1968.

        The Company's experience in analyzing and resolving the millennium problems of business organizations is incorporated in the Millennium Process, which enables the Company to develop customized solutions to a client's specific millennium problems. Through the application of the Millennium Process, the Company is able to identify, evaluate and select specific software tools that would be most effective in assisting the client with the millennium update process. In addition, during this process the Company gains knowledge about all areas of the client's computer systems, positioning it to provide a broad range of computer consulting services not related to the millennium problem. Furthermore, the Company has documented its knowledge base into a series of proprietary processes and packaged the information in a new media format for ease of use and distribution. These processes and new media format, designated as Ardes 2kTM, provide step-by-step procedures to allow specialists to identify and resolve technology related Year 2000 problems. In 1997, the Company also developed and commenced sales of a specialized research service, Interactive Vendor Review, that collects and makes available information on vendor millennium compliance. These new offerings will support organizations that desire to perform the Year 2000 work with their internal staff.

        In 1997 the Company organized into four divisions to better support its clients and grow the business. The four divisions are Knowledge Consulting, Knowledge Transfer, Information Services (formerly Pyramid Information Services) and International. Each division has a mission to provide services and products to support a specific market segment. This organization is intended not only to support the Year 2000 business, but also to formulate strategies for extension beyond the millennium problem.

                               SELLING SHAREHOLDER

        The following table sets forth certain information with respect to the Selling Shareholder's beneficial ownership of the Company's Common Stock and the Shares that may be offered under this Prospectus from time to time. The Selling Shareholder has not advised the Company whether he will sell all or part of the Shares pursuant to this Prospectus. Therefore, the Company cannot estimate the number of Shares that the Selling Shareholder will own, or his percentage ownership, upon termination of the offering.

                                                                                 APPROXIMATE
                                                                                PERCENTAGE OF
                           SHARES       AMOUNT OF SHARES      SHARES OWNED      SHARES OWNED,
                        BENEFICIALLY    TO BE OFFERED FOR     ASSUMING ALL      ASSUMING ALL
       SHARE-           OWNED PRIOR       SHAREHOLDER'S        REGISTERED        REGISTERED
       HOLDER           TO OFFERING          ACCOUNT        SHARES ARE SOLD    SHARES ARE SOLD
       ------           -----------          -------        ---------------    ---------------
  Eugene M. Stabile       539,892            539,892               0                  0%

        TOTAL             539,892            539,892               0                  0%


        The Selling Shareholder was the co-founder and sole shareholder of Pyramid Information Services, Inc. ("Pyramid"), a Los Angeles-based company providing computer processing and management services. The Company acquired Pyramid in November 1997 and changed Pyramid's name to Data Dimensions Information Services, Inc. ("DDIS"). The Selling Shareholder served as Pyramid's Vice-President from 1981 to 1994 and as its President from 1994 until November 1997. The Selling Shareholder is currently the President of DDIS.

                              PLAN OF DISTRIBUTION

        The Selling Shareholder may offer and sell all or part of the Shares from time to time, and in so doing will act independently of the Company in making decisions with respect to the timing, manner, and size of each sale. The Selling Shareholder may effect a distribution of the Shares in one or more of the following transactions: (a) through brokers acting as principal or agent in transactions (which may involve block transactions) on the NASDAQ National Market, in the over-the-counter market, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices; (b) to underwriters who acquire the Shares for their own account and resell such Shares in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(d) directly or through brokers or agents in privately negotiated transactions;
(e) to lenders to whom such Shares may have been pledged as collateral to secure loans, credit or other financing arrangements upon any subsequent foreclosure, if any, thereunder; or (f) by any other legally available means. Any Shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

        Underwriters, broker-dealers, and other agents engaged to participate in an offering pursuant to this Prospectus (as amended or supplemented from time to time) may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Shareholder or the purchasers of the Shares for whom they act as agents. The Selling Shareholder and any underwriters, broker-dealers, or other agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit they realize on the sale of the Shares, and any discounts, commissions, concessions, or other compensation they receive, may be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholder and each underwriter, if any, against certain claims, losses, damages, and liabilities arising under the Securities Act or the Exchange Act in connection with the registration of the Shares.

        The Selling Shareholder has advised the Company that, as of the date hereof, the Selling Shareholder has not made any arrangement with any underwriter, broker, dealer, or other agent for the sale or distribution of all or part of the Shares. To the extent required by law, based on information provided to the Company by the Selling Shareholder, the Company will amend and supplement this Prospectus from time to time to describe the Selling Shareholder's specific plan of distribution. The Company has agreed to exercise its best efforts to keep a registration statement continuously effective until the first anniversary date thereof.

                                 USE OF PROCEEDS

        The proceeds from the sale of the Selling Shareholder's Shares will belong to the Selling Shareholder. The Company will not receive any of the proceeds from the Selling Shareholder's sale of the Shares.

                                  LEGAL MATTERS

        The validity of the Shares offered hereby will be passed upon for the Company by Garvey, Schubert & Barer, Seattle, Washington.

                                     EXPERTS

        The audited financial statements of Data Dimensions, Inc. and Pyramid Information Services, Inc. incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

                                TABLE OF CONTENTS

Available Information ...................................................      2

Incorporation of Certain Information by Reference .......................      2

Risk Factors ............................................................      3

The Company .............................................................      3

Selling Shareholder .....................................................      3

Plan of Distribution ....................................................      4

Use of Proceeds .........................................................      4

Legal Matters ...........................................................      4

Experts .................................................................      5

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        Estimated expenses (other than discounts and commissions paid to broker-dealers) payable in connection with the sale of the Shares offered hereby are as follows:

SEC registration fee                                                  $ 2,559.00
Legal fees and expenses                                                10,000.00
Accounting fees and expenses                                            5,000.00
Printing and engraving expenses                                         1,500.00
Miscellaneous expenses                                                  2,000.00
                                                                      ----------
Total                                                                 $21,059.00


        The Company will bear all expenses listed above. The Selling Shareholder will bear all underwriting discounts and selling commissions applicable to the sale of the Shares. All expenses listed above, other than the SEC registration fee, are estimates.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law, as amended, generally provides that under certain circumstances a corporation may indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement that such person actually and reasonably incurred in connection with such action, suit, or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interests and, with respect to any criminal action or proceeding, has no reasonable cause to believe that his or her conduct was unlawful.

        Article IX of the Company's Second Amended and Restated Bylaws provides in effect that, subject to certain limited exceptions, the Company shall indemnify and hold harmless its directors, officers, and employees, and those persons who serve at the Company's request as directors, officers, or employees of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended. The Company maintains insurance policies at its own expense to protect itself and its directors, officers, employees, agents, and certain other persons against the expenses, liabilities, and losses described above, whether or not the Company would have the power to indemnify such persons against such expenses, liabilities, or losses under the Delaware General Corporation Law. The Company may also enter into indemnification contracts with individual directors, officers, employees, agents, and certain other persons that provide for indemnification rights equal to or greater than the indemnification rights described in Article IX of the Company's Second Amended and Restated Bylaws.

ITEM 16.  LIST OF EXHIBITS.

Exhibit Number                Description
--------------                -----------
     5.1                      Opinion of Garvey, Schubert & Barer

     23.1                     Consent of BDO Seidman, LLP

     23.2                     Consent of Garvey, Schubert & Barer (included in Exhibit 5.1)

     24.1                     Power of Attorney of Lucie J. Fjeldstad

     24.2                     Power of Attorney of Robert T. Knight

     24.3                     Power of Attorney of Thomas W. Fife

ITEM 17.  UNDERTAKINGS.

        A. The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment hereof) which individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

            Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, to treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

            (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 8, 1998.

                             Data Dimensions, Inc.


                             By:    /s/ Larry W. Martin
                                -----------------------------------------
                                Larry W. Martin, Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                              Title                           Date
          ---------                              -----                           ----
/s/ Larry W. Martin             Chairman of the Board, Director,             May 8, 1998
-----------------------------   Chief Executive Officer and President
Larry W. Martin                 (Principal Executive Officer)

/s/ Gordon A. Gardiner          Executive Vice President, Chief              May 8, 1998
-----------------------------   Financial Officer and Secretary
Gordon A. Gardiner              (Principal Financial and Accounting
                                Officer)

/s/  *                          Director                                     May 8, 1998
-----------------------------
Lucie J. Fjeldstad

/s/   *                         Director                                     May 8, 1998
-----------------------------
Thomas W. Fife

/s/   *                         Director                                     May 8, 1998
-----------------------------
Robert T. Knight

* By /s/ Gordon A. Gardiner                                                  May 8, 1998
    -------------------------
        Gordon A. Gardiner
        Attorney-In-Fact

                                  EXHIBIT INDEX


Exhibit Number        Description                                                  Page Number
--------------        -----------                                                  -----------
     5.1              Opinion of Garvey, Schubert & Barer                              III-2

     23.1             Consent of BDO Seidman, LLP                                      III-3

     23.2             Consent of Garvey, Schubert & Barer (included in Exhibit 5.1)     --

     24.1             Power of Attorney of Lucie J. Fjeldstad                          III-4

     24.2             Power of Attorney of Robert T. Knight                            III-5

     24.3             Power of Attorney of Thomas W. Fife                              III-6

----------------


                                      III-1